Exhibit 10.1

SALE AND CONTRIBUTION AGREEMENT

dated as of April 17, 2014

between

THERAVANCE, INC., as the Transferor

and

LABA ROYALTY SUB LLC, as the Transferee

Table of Contents

		Page

ARTICLE I
DEFINED TERMS AND RULES OF CONSTRUCTION

Section 1.1	Defined Terms and Rules of Construction	3

ARTICLE II
SALE AND CONTRIBUTION OF THE TRANSFERRED ASSETS

Section 2.1	Sale and Contribution of the Transferred Assets	2
Section 2.2	Purchase Price	3
Section 2.3	Performance of Obligations under the Counterparty Agreement	4

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR

Section 3.1	Organization	5
Section 3.2	No Conflicts	5
Section 3.3	Authorization	5
Section 3.4	Ownership	6
Section 3.5	Governmental and Third Party Authorizations	6
Section 3.6	Investment Company Status	6
Section 3.7	No Litigation	6
Section 3.8	Solvency	6
Section 3.9	Tax Matters	7
Section 3.10	No Brokers’ Fees	7
Section 3.11	Regulatory Approval	7
Section 3.12	Counterparty Agreement	7
Section 3.13	UCC Matters	7
Section 3.14	Margin Stock	8
Section 3.15	Securities Filings	8
Section 3.16	No Implied Representations	8

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE TRANSFEREE

Section 4.1	Organization	9
Section 4.2	No Conflicts	9
Section 4.3	Authorization	9
Section 4.4	Governmental and Third Party Authorizations	9
Section 4.5	No Litigation	10
Section 4.6	Not a Restricted Party	10

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Annex A                                                Defined Terms and Rules of Construction

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SALE AND CONTRIBUTION AGREEMENT

This SALE AND CONTRIBUTION AGREEMENT dated as of April 17, 2014 (this “Sale and Contribution Agreement”), is entered into between Theravance, Inc., a Delaware corporation (the “Transferor”), and LABA Royalty Sub LLC, a Delaware limited liability company (the “Transferee”).

W I T N E S S E T H

WHEREAS, the Transferor is a party to the Counterparty Agreement previously entered into with the Counterparty, pursuant to which the Transferor is entitled to receive royalty payments based on Net Sales of the Products in the Territory and other amounts payable by the Counterparty thereunder subject to the terms and conditions thereof; and

WHEREAS, the Transferor desires to sell, contribute, assign, transfer, convey and grant to the Transferee, and the Transferee desires to purchase, acquire and accept from the Transferor, the Transferred Assets described herein, upon and subject to the terms and conditions set forth in this Sale and Contribution Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties set forth herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto covenant and agree as follows:

ARTICLE I
DEFINED TERMS AND RULES OF CONSTRUCTION

Section 1.1                                    Defined Terms and Rules of Construction.  Capitalized terms used but not otherwise defined in this Sale and Contribution Agreement shall have the respective meanings given to such terms in Annex A attached hereto, which is hereby incorporated by reference herein.  The rules of construction set forth in Annex A attached hereto shall apply to this Sale and Contribution Agreement and are hereby incorporated by reference herein.

The following terms as used herein shall have the following meanings:

“Closing” shall have the meaning set forth in Section 6.1.

“Purchase Price” shall have the meaning set forth in Section 2.2.

“Recharacterization Event” shall have the meaning set forth in Section 2.1(d).

“Transferor Account” shall have the meaning set forth in Section 5.4(d).

“Transferor Indemnified Party” shall have the meaning set forth in Section 7.1.

“Transferor Secured Amount” shall have the meaning set forth in Section 2.1(d).

“Transferred Assets” shall have the meaning set forth in Section 2.1(a).

ARTICLE II
SALE AND CONTRIBUTION OF THE TRANSFERRED ASSETS

Section 2.1                                    Sale and Contribution of the Transferred Assets.

(a)                                 Subject to the terms and conditions of this Sale and Contribution Agreement, on the Closing Date, the Transferor hereby sells, contributes, assigns, transfers, conveys and grants to the Transferee, and the Transferee hereby purchases, acquires and accepts from the Transferor, all of the Transferor’s right, title and interest in, to and under the Counterparty Agreement and all of its rights and obligations thereunder other than the Excluded Rights and Obligations, free and clear of any and all Liens, other than those Liens created in favor of the Transferee by the Transaction Documents; provided, that the Transferor shall retain the right to receive all of the amounts paid by the Counterparty pursuant to the Counterparty Agreement other than the Retained Royalty Payments subject to the Transferor’s agreement to perform its obligations under Section 2.3(a) (the “Transferred Assets”).

(b)                                 The Transferor and the Transferee intend and agree that the sale, contribution, assignment, transfer, conveyance and granting of the Transferred Assets under this Sale and Contribution Agreement shall be, and are, a true, complete, absolute and irrevocable contribution and sale by the Transferor to the Transferee of the Transferred Assets and that such contribution and sale shall provide the Transferee with the full benefits of ownership of the Transferred Assets.  The Transferor hereby relinquishes all title and control over the Transferred Assets upon the transfer of the Transferred Assets hereunder.  Neither the Transferor nor the Transferee intends the transactions contemplated hereby to be, or for any purpose characterized as, a loan from the Transferee to the Transferor or a pledge or assignment or a security agreement.  The Transferor waives any right to contest or otherwise assert that this Sale and Contribution Agreement does not constitute a true, complete, absolute and irrevocable sale and contribution by the Transferor to the Transferee of the Transferred Assets under Applicable Law, which waiver shall be enforceable against the Transferor in any Bankruptcy Event in respect of the Transferor.  The sale, contribution, assignment, transfer, conveyance and granting of the Transferred Assets shall be reflected on the Transferor’s financial statements and other records as a sale and contribution of assets to the Transferee (except to the extent GAAP or the rules of the SEC require otherwise with respect to the Transferor’s consolidated financial statements).

(c)                                  The Transferor hereby authorizes the Transferee or its designee to execute, record and file, and consents to the Transferee or its designee executing, recording and filing, at the Transferee’s sole cost and expense, financing statements in the appropriate filing offices under the UCC (and continuation statements with respect to such financing statements when applicable), and amendments thereto or assignments thereof, in such manner and in such jurisdictions as are necessary or appropriate to evidence or perfect the sale, contribution, assignment, transfer, conveyance and grant by the Transferor to the Transferee, and the purchase, acquisition and acceptance by the Transferee from the Transferor, of the Transferred Assets and to perfect the security interest in the Transferred Assets granted by the Transferor to the

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Transferee pursuant to Section 2.1(d), in each case subject to the confidentiality obligations under the Counterparty Agreement.

(d)                                 If, notwithstanding Section 2.1(a) and Section 2.1(b), the transfer of the Transferred Assets pursuant to this Sale and Contribution Agreement is characterized as a collateral transfer for security or as a financing transaction (a “Recharacterization Event”), the Transferor intends that the Transferee have a first priority, perfected security interest in, and Lien on, the Transferred Assets to secure an obligation of the Transferor to pay to the Transferee an amount equal to the value of the Transferred Assets (the “Transferor Secured Amount”).  Accordingly, if a Recharacterization Event occurs, the Transferor shall be deemed to have granted, and the Transferor does hereby grant, to the Transferee a security interest in, to and under the Transferred Assets and all proceeds thereof, whether now owned or existing or hereafter acquired, in each case to secure the obligation of the Transferor set forth in Section 2.1(e).

(e)                                  If a Recharacterization Event has occurred, the Transferor agrees to pay or cause to be paid to the Transferee all amounts that would have been required to be paid to the Transferee if the Recharacterization Event had not occurred; such payments to be made when, as and if Collaboration Payments are received from the Counterparty.  The maximum amount payable by the Transferor to the Transferee pursuant to this Section 2.1(e) shall be the Transferor Secured Amount.  If the Transferor fails to pay to the Transferee any such amounts, (i) the Transferee may exercise all rights and remedies of a secured party under the relevant UCC (including the rights of a secured party obtaining a Lien under Section 9-608 of the relevant UCC) and (ii) the Transferor may exercise all of the rights of a debtor granting a Lien under the relevant UCC (including the rights of a debtor granting a Lien under Section 9-623 of the relevant UCC).

Section 2.2                                    Purchase Price.  In full consideration for the sale, contribution, assignment, transfer, conveyance and granting of the Transferred Assets, and subject to the terms and conditions set forth herein, on the Closing Date the fair market value of the Transferred Assets, as agreed at arm’s length by the Transferor and the Transferee (the “Purchase Price”), shall be paid as follows:

(i)                                     the Transferee shall pay (or cause to be paid) to the Transferor, or the Transferor’s designee, the sum of $405,791,878.78, in immediately available funds, by wire transfer to the Transferor Account;

(ii)                                  the Transferee shall grant the Transferor the right to continue to receive all Collaboration Payments other than Retained Royalty Payments subject to the agreement of the Transferor to continue to perform its obligations under Section 2.3(a); and

(iii)                               any excess portion of the consideration for the Transferred Assets, where the total consideration for the Transferred Assets is equal to the fair market value of the Transferred Assets as agreed at arm’s length by the Transferor and the Transferee, shall be a capital contribution by the Transferor to the Transferee in an amount equal to

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such excess portion.  The Transferee shall mark its books and records to reflect the amount of such contribution.

Section 2.3                                    Performance of Obligations under the Counterparty Agreement.

(a)                                 The Transferor hereby agrees to perform all of the obligations (including those described in Section 2.3(c) but excluding the Retained Obligation) due to the Counterparty under the Counterparty Agreement.

(b)                                 Upon receiving written notice from the Counterparty that any amount is due to the Counterparty pursuant to the Counterparty Agreement, the Transferee shall notify the Transferor promptly (and in no event later than two Business Days following receipt) of the receipt of such notice and the date on which it was received.

(c)                                  The Transferor hereby agrees to pay all amounts due to the Counterparty pursuant to the Counterparty Agreement other than the Retained Obligation (which shall be paid out of the amounts deposited pursuant to Section 2.3(d)) within thirty (30) days following the date on which the Transferee receives written notice from the Counterparty that such amounts are due or within such shorter notice period within which such amounts become due under the Counterparty Agreement, except for any amounts that the Transferor is contesting in good faith in the manner provided in the Counterparty Agreement.

(d)                                 On the Closing Date, the Transferee shall apply a portion of the net proceeds from the offering and sale of the Original Notes to deposit an amount equal to $32,000,000 into the Milestone Payment Reserve Account to cover the Retained Obligation as it comes due.  The Transferee hereby agrees to pay the Retained Obligation within thirty (30) days following the date on which the Transferee receives written notice from the Counterparty that such amounts are due or within such shorter notice period within which such amounts become due under the Counterparty Agreement.

(e)                                  In the event that the Transferee has reasonable cause to believe that the Transferor will not make any payment required under Section 2.3(c), or perform any other obligation required under Section 2.3(a), on or prior to the date on which the Transferor is required to make such payment or perform such obligation, or the Transferor fails to make any such payment or perform any such obligation, the Transferee hereby agrees to make such payment or perform such obligation on behalf of the Transferor on or prior to the date on which payment or performance is due (or as promptly thereafter as reasonably possible) and the Transferor agrees to reimburse the Transferee for any such payment and for any expenses incurred in connection with the performance of such obligation as promptly thereafter as is reasonably possible.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR

The Transferor hereby represents and warrants to the Transferee as of the date hereof as follows:

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Section 3.1                                    Organization.  The Transferor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all power and authority, and all licenses, permits, franchises, authorizations, consents and approvals of all Governmental Authorities, required to own its property and conduct its business as now conducted and to exercise its rights and to perform its obligations under this Sale and Contribution Agreement.  The Transferor is duly qualified to transact business and is in good standing in every jurisdiction in which such qualification or good standing is required by Applicable Law (except where the failure to be so qualified or in good standing would not have a Material Adverse Effect).

Section 3.2                                    No Conflicts.

(a)                                 None of the execution and delivery by the Transferor of any of the Transaction Documents to which the Transferor is party, the performance by the Transferor of the obligations contemplated hereby or thereby or the consummation of the transactions contemplated hereby or thereby will: (i) contravene, conflict with, result in a breach, violation, cancellation or termination of, constitute a default (with or without notice or lapse of time, or both) under, require prepayment under, give any Person the right to exercise any remedy or obtain any additional rights under, or accelerate the maturity or performance of or payment under, in any respect, (A) any Applicable Law or any judgment, order, writ, decree, permit or license of any Governmental Authority to or by which the Transferor or any of its assets or properties may be subject or bound, except where such violation would not have a Material Adverse Effect, (B) any contract, agreement, indenture, lease, license, deed, binding obligation or instrument to which the Transferor is a party or by which the Transferor or any of its assets or properties is bound (including the Master Agreement and the Counterparty Agreement), except where such violation would not have a Material Adverse Effect or (C) any of the organizational documents of the Transferor; (ii) give rise to any additional right of termination, cancellation or acceleration of any right or obligation of the Transferor, except where such additional right of termination, cancellation or acceleration would not have a Material Adverse Effect; or (iii) except as provided in any of the Transaction Documents to which it is party, result in or require the creation or imposition of any Lien by the Transferor on the Counterparty Agreement and the Transferor’s rights thereunder.

(b)                                 Except for any Lien created or existing under the Counterparty Agreement and except as permitted under the Indenture, the Transferor has not granted any Lien on the Transaction Documents or the Counterparty Agreement.

Section 3.3                                    Authorization.  The Transferor has all power and authority to execute and deliver, and perform its obligations under, the Transaction Documents to which it is party and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of each of the Transaction Documents to which the Transferor is party and the performance by the Transferor of its obligations hereunder and thereunder have been duly authorized by the Transferor.  Each of the Transaction Documents to which the Transferor is party has been duly executed and delivered by the Transferor.  Each of the Transaction Documents to which the Transferor is party constitutes the legal, valid and binding obligation of the Transferor, enforceable against the Transferor in accordance with its respective terms, subject to applicable

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bankruptcy, insolvency, reorganization, moratorium or similar Applicable Laws affecting creditors’ rights generally, general equitable principles and principles of public policy.

Section 3.4                                    Ownership.  The Transferor is the exclusive owner of the entire right, title (legal and equitable) and interest in, to and under the Transferred Assets and has good and valid title thereto, free and clear of all Liens.  None of the patents covering the Products are owned by or assigned to the Transferor.  The Transferred Assets sold, contributed, assigned, transferred, conveyed and granted to the Transferee on the Closing Date have not been pledged, sold, contributed, assigned, transferred, conveyed or granted by the Transferor to any other Person.  The Transferor has full right to sell, contribute, assign, transfer, convey and grant the Transferred Assets to the Transferee.  Upon the sale, contribution, assignment, transfer, conveyance and granting by the Transferor of the Transferred Assets to the Transferee, the Transferee shall acquire full legal and equitable title to the Transferred Assets free and clear of all Liens, other than Liens in favor of the Trustee and Liens permitted under the Indenture, and shall be the exclusive owner of the Transferred Assets.  The Transferee shall have the same rights as the Transferor would have with respect to the Transferred Assets (if the Transferor were still the owner of such Transferred Assets) against any other Person.

Section 3.5                                    Governmental and Third Party Authorizations.  The execution and delivery by the Transferor of the Transaction Documents to which the Transferor is party, the performance by the Transferor of its obligations hereunder and thereunder and the consummation of any of the transactions contemplated hereunder and thereunder (including the sale, contribution, assignment, transfer, conveyance and granting of the Transferred Assets to the Transferee) do not require any consent, approval, license, order, authorization or declaration from, notice to, action or registration by or filing with any Governmental Authority, except for the filing of a Current Report on Form 8-K with the SEC, the filing of UCC financing statements and those previously obtained.

Section 3.6                                    Investment Company Status.  Assuming the accuracy of the representations and warranties of the initial purchasers of the Original Notes in the Purchase Agreements and compliance by the initial purchasers of the Original Notes and any subsequent purchaser of the Original Notes with the requirements set forth under the section of the Memorandum captioned “Transfer Restrictions”, the Transferor is not, and, after giving effect to the use of proceeds as contemplated by the Memorandum, would not be, required to register as an investment company under the Investment Company Act.

Section 3.7                                    No Litigation.  There is no action, suit, arbitration proceeding, claim, demand, citation, summons, subpoena, other proceeding or, to the knowledge of the Transferor, investigation pending or, to the knowledge of the Transferor, threatened that challenges or seeks to prevent or delay the consummation of the transactions contemplated by the Transaction Documents to which the Transferor is party.

Section 3.8                                    Solvency.  The Transferor is, and after giving effect to the sale and contribution of the Transferred Assets to the Transferee pursuant to this Sale and Contribution Agreement will be, solvent and able to pay its debts as they come due, and has and will have adequate capital to carry out its business as now conducted or proposed to be conducted.

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Section 3.9                                    Tax Matters.  No deduction or withholding for or on account of any tax has been made, or was required under Applicable Law to be made, from any payment to the Transferor under the Counterparty Agreement and, following the Closing Date, the Transferor believes that no such deduction or withholding will be required under currently Applicable Law to be made from any payment to the Transferee under the Counterparty Agreement.  The Transferor has filed (or caused to be filed) all material tax returns and reports required by Applicable Law to have been filed by it and has paid all material taxes required to be paid by it, except any such taxes that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP from time to time have been set aside on its books.

Section 3.10                             No Brokers’ Fees.  The Transferor has not taken any action that would entitle any Person other than Morgan Stanley & Co. LLC to any commission or broker’s fee in connection with the transactions contemplated by this Sale and Contribution Agreement.

Section 3.11                             Regulatory Approval.  To the knowledge of the Transferor, each of the Products has received Regulatory Approval for marketing and distribution in the jurisdictions listed on Exhibit C.

Section 3.12                             Counterparty Agreement.

(a)                                 Other than the Transaction Documents, the Master Agreement, the Counterparty Agreement and the Counterparty Agreement Guarantee, there is no written contract to which the Transferor is a party or by which any of its assets or properties is bound or committed that relates to the Transferred Assets or the Products for which breach, nonperformance, cancellation or failure to renew would have a Material Adverse Effect.

(b)                                 The Counterparty Agreement is in full force and effect and is the legal, valid and binding obligation of the Transferor and, to the knowledge of the Transferor, the Counterparty, enforceable against the Transferor and, to the knowledge of the Transferor, the Counterparty in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar Applicable Laws affecting creditors’ rights generally, general equitable principles and principles of public policy.

(c)                                  Except as provided in the Counterparty Agreement, the Transferor is not a party to any agreement providing for a sharing of, or providing for or permitting any Set-off against, the Retained Royalty Payments payable under the Counterparty Agreement to the Transferor.

Section 3.13                             UCC Matters.  The Transferor’s exact legal name is, and for the preceding 10 years has been, “Theravance, Inc.”  The Transferor’s jurisdiction of organization is, and for the preceding 10 years has been, Delaware.  The Transferor’s principal place of business is, and for the preceding 10 years has been, located at 901 Gateway Boulevard, South San Francisco, California 94080.  For the preceding 10 years, the Transferor has not been the subject of any merger or other corporate or other reorganization in which its identity or status was materially changed, except in each case when it was the surviving or resulting Person.

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Section 3.14                             Margin Stock.  The Transferor is not engaged in the business of extending credit for the purpose of buying or carrying margin stock, and no portion of the Purchase Price shall be used by the Transferor for a purpose that violates Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time.

Section 3.15                             Securities Filings.  As of their respective filing dates, the Theravance SEC Documents complied in all material respects with the requirements of the Exchange Act and none of the Theravance SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed document with the SEC.

Section 3.16                             No Implied Representations.  The Transferee acknowledges and agrees that: (i) other than the representations and warranties of Transferor specifically contained in this Article III, there are no representations or warranties of the Transferor for the benefit of the Transferee, and the Transferor hereby disclaims all other representations and warranties for the benefit of the Transferee, whether express, statutory or implied, in connection with this Sale and Contribution Agreement or the other Transaction Documents, including with respect to the Retained Royalty Payments, the Counterparty Agreement, the Products and data relating to the Products including patents and patent applications and other intellectual property owned by the Counterparty, and (ii) the Transferee does not rely on, and the Transferor shall have no liability in respect of, any representation or warranty not specifically set forth in this Article III.  Without limiting the foregoing, the Transferee acknowledges and agrees that (a)(i) the Counterparty Agreement generally imposes confidentiality obligations on information relating to or generated in connection with those agreements and performance thereunder, and, accordingly, the Transferee has made its own investigation and assessment of the Retained Royalty Payments, the Products and data relating to the Products including patents and patent applications and other intellectual property owned by the Counterparty, and (ii) the Transferee is not relying on, and shall have no remedies in respect of, any implied warranties whatsoever, including as to the future amount or potential amount of the Retained Royalty Payments, the creditworthiness of the Counterparty or any of its “Affiliates” (as defined for this purpose in the Counterparty Agreement) or any other matter, and (b) except as expressly set forth in any representation or warranty in this Article III, the Transferor shall have no liability to the Transferee for losses or damages pursuant to this Sale and Contribution Agreement (or otherwise) with respect to any information, documents or materials furnished or made available to the Transferee or any of its “Affiliates” (as defined for this purpose in the Counterparty Agreement) in any presentation, interview or in any other form or manner relating to this Sale and Contribution Agreement, the other Transaction Documents or the Counterparty Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE TRANSFEREE

The Transferee hereby represents and warrants to the Transferor as of the date hereof as follows:

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Section 4.1                                    Organization.  The Transferee is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has all power and authority, and all licenses, permits, franchises, authorizations, consents and approvals of all Governmental Authorities, required to own its property and conduct its business as now conducted and to exercise its rights and to perform its obligations under the Counterparty Agreement.  The Transferee is duly qualified to transact business and is in good standing in every jurisdiction in which such qualification or good standing is required by Applicable Law (except where the failure to be so qualified or in good standing would not have a Material Adverse Effect).

Section 4.2                                    No Conflicts.

(a)                                 None of the execution and delivery by the Transferee of any of the Transaction Documents to which the Transferee is party, the performance by the Transferee of the obligations contemplated hereby or thereby or the consummation of the transactions contemplated hereby or thereby will (i) contravene, conflict with, result in a breach, violation, cancellation or termination of, constitute a default (with or without notice or lapse of time, or both) under, require prepayment under, give any Person the right to exercise any remedy or obtain any additional rights under, or accelerate the maturity or performance of or payment under, in any respect, (A) any Applicable Law or any judgment, order, writ, decree, permit or license of any Governmental Authority to or by which the Transferee or any of its assets or properties may be subject or bound, except where such violation would not have a Material Adverse Effect, (B) any contract, agreement, indenture, lease, license, deed, binding obligation or instrument to which the Transferee is a party or by which the Transferee or any of its assets or properties is bound, except where such violation would not have a Material Adverse Effect or (C) any of the organizational documents of the Transferee; or (ii) give rise to any additional right of termination, cancellation or acceleration of any right or obligation of the Transferee.

(b)                                 The Transferee has not granted any Lien on the Transaction Documents except as provided herein or in any other Transaction Document.

Section 4.3                                    Authorization. The Transferee has all power and authority to execute and deliver, and perform its obligations under, the Transaction Documents to which the Transferee is party and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of each of the Transaction Documents to which the Transferee is party and the performance by the Transferee of its obligations hereunder and thereunder have been duly authorized by the Transferee.  Each of the Transaction Documents to which the Transferee is party has been duly executed and delivered by the Transferee.  Each of the Transaction Documents to which the Transferee is party constitutes the legal, valid and binding obligation of the Transferee, enforceable against the Transferee in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar Applicable Laws affecting creditors’ rights generally, general equitable principles and principles of public policy.

Section 4.4                                    Governmental and Third Party Authorizations.  The execution and delivery by the Transferee of the Transaction Documents to which the Transferee is party, the performance by the Transferee of its obligations hereunder and thereunder and the

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consummation of any of the transactions contemplated hereunder and thereunder do not require any consent, approval, license, order, authorization or declaration from, notice to, action or registration by or filing with any Governmental Authority, except for the filing of UCC financing statements and those previously obtained.

Section 4.5                                    No Litigation.  There is no action, suit, arbitration proceeding, claim, demand, citation, summons, subpoena, other proceeding or, to the knowledge of the Transferee, investigation pending or, to the knowledge of the Transferee, threatened that challenges or seeks to prevent or delay the consummation of the transactions contemplated by the Transaction Documents.

Section 4.6                                    Not a Restricted Party.  The Transferee is not a Restricted Party.

ARTICLE V
COVENANTS

Until the Notes have been repaid, redeemed, repurchased or defeased and the Indenture has been satisfied or discharged, the parties hereto covenant and agree as follows:

Section 5.1                                    Notices.

(a)                                 Subject to applicable confidentiality obligations, the Transferor shall provide the Transferee with written notice as promptly as practicable (and in any event within five Business Days) after becoming aware of any of the following: (i) any breach or default by the Transferor of or under any covenant, agreement or other provision of any Transaction Document to which it is party; (ii) any representation or warranty made by the Transferor in any of the Transaction Documents or in any certificate delivered to the Transferee pursuant to this Sale and Contribution Agreement shall prove to be untrue or inaccurate in any material respect on the date as of which made; or (iii) any change, effect, event, occurrence, state of facts, development or condition that would have a Material Adverse Effect.

(b)                                 The Transferor shall notify the Transferee in writing not less than 30 days prior to any change in, or amendment or alteration of, the Transferor’s (i) legal name, (ii) form or type of organizational structure or (iii) jurisdiction of organization.

(c)                                  Subject to applicable confidentiality restrictions and Applicable Laws relating to securities matters or other confidential matters, the Transferor shall make available such other information as the Transferee may, from time to time, reasonably request with respect to the Transferred Assets.

Section 5.2                                    Confidentiality.

Except as otherwise required by Applicable Law, by the rules and regulations of any securities exchange or trading system or by the FDA or any other Governmental Authority with similar regulatory authority and except as otherwise set forth in this Section 5.2, all Confidential Information furnished by the Transferor to the Transferee, as well as the terms, conditions and provisions of this Sale and Contribution Agreement and any other Transaction Document, shall be kept confidential by the Transferee and shall be used by the Transferee only

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in connection with this Sale and Contribution Agreement and any other Transaction Document and the transactions contemplated hereby and thereby.  Notwithstanding the foregoing, the Transferee may disclose such information to its actual and potential partners, directors, employees, managers, officers, agents, investors (including any holder of debt securities of the Transferee and such holder’s advisors, agents and representatives), co-investors, insurers and insurance brokers, underwriters, financing parties, equity holders, brokers, advisors, lawyers, bankers, trustees and representatives subject in each case to the confidentiality requirements set forth in the Counterparty Agreement; provided, that such Persons (i) shall be informed of the confidential nature of such information and shall be obligated to keep such information confidential pursuant to obligations of confidentiality no less onerous than those set out herein or (ii) shall have executed and delivered a Confidentiality Agreement.

Section 5.3                                    Further Assurances.

(a)                                 Subject to the terms and conditions of this Sale and Contribution Agreement, and applicable confidentiality obligations, each party hereto will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under Applicable Laws to consummate the transactions contemplated by the Transaction Documents to which the Transferor or the Transferee, as applicable, is party, including to (i) perfect the sale and contribution of the Transferred Assets to the Transferee pursuant to this Sale and Contribution Agreement, (ii) execute and deliver such other documents, certificates, instruments, agreements and other writings and to take such other actions as may be necessary or desirable, or reasonably requested by the other party hereto, in order to consummate or implement expeditiously the transactions contemplated by any Transaction Document to which the Transferor or the Transferee, as applicable, is party, (iii) perfect, protect, more fully evidence, vest and maintain in the Transferee, good, valid and marketable rights and interests in and to the Transferred Assets free and clear of all Liens (other than those permitted by the Transaction Documents), (iv) create, evidence and perfect the Transferee’s back-up security interest granted pursuant to Section 2.1(d), (v) enable the Transferee to exercise or enforce any of the Transferee’s rights under any Transaction Document to which the Transferor or the Transferee, as applicable, is party, including following the Closing Date and (vi) with respect to the Transferor, continue to perform all of the obligations (including the payment obligations) due to the Counterparty under the Counterparty Agreement other than the Retained Obligation following the Closing Date.

(b)                                 The Transferor and the Transferee shall cooperate and provide assistance as reasonably requested by the other party hereto, at the expense of such other party hereto (except as otherwise set forth herein), in connection with any litigation, arbitration, investigation or other proceeding (whether threatened, existing, initiated or contemplated prior to, on or after the date hereof) to which the other party hereto, any of its Affiliates (other than the other party hereto) or controlling persons or any of their respective officers, directors, equityholders, controlling persons, managers, agents or employees is or may become a party or is or may become otherwise directly or indirectly affected or as to which any such Persons have a direct or indirect interest, in each case relating to any Transaction Document, the transactions described herein or therein or the Transferred Assets but in all cases excluding any litigation brought by the Transferor against the Transferee or brought by the Transferee (for itself or on behalf of any Transferee Indemnified Party) against the Transferor.

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(c)                                  The Transferor shall comply with all Applicable Laws with respect to the Transaction Documents to which it is party, the Master Agreement, the Counterparty Agreement, the Transferred Assets and all ancillary agreements related thereto, the violation of which would have a Material Adverse Effect.

(d)                                 The Transferor shall not enter into any contract, agreement or other legally binding arrangement (whether written or oral), or grant any right to any other Person, in any case that would reasonably be expected to conflict with the Transaction Documents or serve or operate to limit or circumscribe any of the Transferee’s rights under the Transaction Documents; provided, that the Transferor shall be permitted to enter into any contract, agreement or other legally binding arrangement, to establish any subsidiary, and to grant any right to any other Person in connection with the monetization of an additional undivided percentage interest in the royalty payments or other amounts payable to the Transferor or the Transferee pursuant to the Counterparty Agreement or other property of the Transferor or the Transferee other than the Retained Royalty Payments (and so long as the ability to enforce such right by such Person does not adversely affect the Retained Royalty Payments or the Notes; provided, that the ability to enforce: (i) the grant of a security interest in the Transferee’s right to enforce the representations, warranties and covenants made by the Transferor under this Sale and Contribution Agreement and the Servicer under the Servicing Agreement and any and all products and proceeds thereof as collateral in connection with the foregoing on substantially similar terms as the security interest granted under the Transaction Documents (and the related remedies in connection with the enforcement thereof) but with respect to the property encumbered by such security interest and no greater than the ability to enforce such rights under the Indenture, (ii) the grant of any right to additional undivided percentage interests in the royalty payments or other amounts payable to the Transferor or the Transferee pursuant to the Counterparty Agreement or other property of the Transferor or the Transferee other than the Retained Royalty Payments and (iii) the disposition or pledge of any such interest shall be deemed not to adversely affect the Retained Royalty Payments or the Notes).

Section 5.4                                    Payments on Account of the Transferred Assets.

(a)                                 Notwithstanding the terms of the Counterparty Instruction, if the Counterparty, any Sublicensee or any other Person makes any Collaboration Payment to the Transferor (or any of its Subsidiaries other than the Transferee) directly and not to the Concentration Account, then (i) the portion of such payment that represents Retained Royalty Payments shall be held by the Transferor (or such Subsidiary) in trust for the benefit of the Transferee, (ii) the Transferor (or such Subsidiary) shall have no right, title or interest whatsoever in such portion of such payment and shall not create or suffer to exist any Lien thereon and (iii) the Transferor (or such Subsidiary) promptly, and in any event no later than two Business Days following the receipt by the Transferor (or such Subsidiary) of such portion of such payment, shall remit such portion of such payment to the Concentration Account pursuant to Section 5.4(b) in the exact form received with all necessary endorsements.

(b)                                 The Transferor shall make all payments required to be made by it to the Transferee pursuant to this Sale and Contribution Agreement by wire transfer of immediately available funds, without Set-off, to the Concentration Account.

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(c)                                  If the Counterparty, any Sublicensee or any other Person makes any payment to the Transferee of Collaboration Payments relating to periods prior to April 1, 2014, then (i) such payment shall be held by the Transferee in trust for the benefit of the Transferor in the Concentration Account, (ii) the Transferee shall have no right, title or interest whatsoever in such payment and shall not create or suffer to exist any Lien thereon and (iii) the Transferee promptly, and in any event no later than two Business Days following the receipt by the Transferee of such payment, shall remit such payment to the Transferor Account pursuant to Section 5.4(d) in the exact form received with all necessary endorsements.

(d)                                 The Transferee shall make all payments required to be made by it to the Transferor pursuant to this Sale and Contribution Agreement by wire transfer of immediately available funds, without Set-off, to the following account (or to such other account as the Transferor shall notify the Transferee in writing from time to time) (the “Transferor Account”):

Bank Name:	Citibank, New York
ABA Number:	021-000-89
Account Number:	40611172
Account Name:	Morgan Stanley Smith Barney LLC
Account Number	156-125817-240
Account Name	Theravance, Inc
Attention:	Yi Ching Yau

Section 5.5                                    Existence.  The Transferor shall preserve and maintain its existence; provided, that the foregoing shall not prohibit the Transferor from entering into any merger, consolidation or amalgamation with, or selling or otherwise transferring all or substantially all of its assets to, any other Person if the Transferor is the continuing or surviving entity or if the surviving or continuing or acquiring entity assumes (either expressly or by operation of law) all of the obligations of the Transferor.

Section 5.6                                    Payment of Expenses; Commingling of Assets.  Until each indenture entered into by the Transferee has been satisfied and discharged in full in accordance with its terms, (A) the Transferor shall pay from its own funds and assets all obligations and indebtedness incurred by it and (B) the Transferor shall not commingle its assets with those of any other Person except as specifically permitted in the Transaction Documents.

Section 5.7                                    The Counterparty Agreement and the Master Agreement.

(a)                                 The Transferee shall comply in all material respects with the Counterparty Agreement.  The Transferor shall comply in all material respects with the Master Agreement and, to the extent that the transfer of the Transferred Assets pursuant to this Sale and Contribution Agreement is characterized as a collateral transfer for security or as a financing transaction rather than as a sale and contribution, the Counterparty Agreement.  Neither the Transferor nor the Transferee shall take any action, or fail to take any action, that breaches, violates or would reasonably be expected to breach or violate the Counterparty Agreement or the Master Agreement or that gives or would reasonably be expected to give the Counterparty the right to terminate the Counterparty Agreement in whole or, in respect of the Products, in part.

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(b)                                 The Transferee shall use all reasonable efforts to enforce the Counterparty Agreement and its rights thereunder, in each case to the extent that the failure to do so would be reasonably expected to have a direct or indirect material and adverse effect on the Transferor’s or the Transferee’s rights or obligations (i) under the Counterparty Agreement or (ii) the Master Agreement.  The Transferor shall use all reasonable efforts to enforce the Master Agreement and its rights thereunder and, to the extent that the transfer of the Transferred Assets pursuant to this Sale and Contribution Agreement is characterized as a collateral transfer for security or as a financing transaction rather than as a sale and contribution, the Counterparty Agreement and its rights thereunder, in each case to the extent that the failure to do so would be reasonably expected to have a direct or indirect material and adverse effect on the Transferor’s or the Transferee’s rights or obligations under the Counterparty Agreement or the Master Agreement, in each case, with respect to or affecting the Products and/or the Retained Royalty Payments.

(c)                                  The Transferee shall not amend, modify, cancel, terminate or grant any consent under the Counterparty Agreement, or agree to do any of the foregoing to the Counterparty Agreement, to the extent that such amendment, modification, cancellation, termination or grant of any consent would be reasonably expected to have a material and adverse effect on the Transferor’s or the Transferee’s rights or obligations under the Counterparty Agreement or the Master Agreement.  The Transferor shall not amend, modify, cancel, terminate or grant any consent under the Master Agreement, or agree to do any of the foregoing to the Master Agreement, in each case to the extent that such amendment, modification, cancellation, termination or grant of a consent would be reasonably expected to have a material and adverse effect on the Transferor’s or the Transferee’s rights or obligations under the Counterparty Agreement or the Master Agreement to the extent relating to the Products and/or the Retained Royalty Payments.

(d)                                 It is understood and agreed between the Transferor and the Transferee that neither the Transferor nor the Transferee shall have any obligation or liability with respect to the allocations of resources, scope, intensity and duration of efforts or decisions and judgments made in connection with development and commercialization (including acts or omissions that result in or increase the likelihood of, greater or lesser commercial success): (i) with respect to, or as among, any Products or (ii) as among any one or more Products, on the one hand, and any Excluded Products, other products or therapeutically active components, on the other hand.

ARTICLE VI
THE CLOSING

Section 6.1                                    Closing.  The closing of the transactions contemplated hereby (the “Closing”) shall take place on the Closing Date at the offices of Skadden, Arps, Slate, Meagher & Flom LLP located at 4 Times Square, New York, New York 10036, or such other place as the parties hereto mutually agree.

Section 6.2                                    Closing Deliverables of the Transferor.  At the Closing, the Transferor shall deliver or cause to be delivered to the Transferee the following:

(a)                                 the Servicing Agreement, the Account Control Agreement and the Purchase Agreements, each executed by the Transferor;

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(b)                                 the Counterparty Instruction executed by the Transferor; and

(c)                                  such other certificates, documents and financing statements as the Transferee may reasonably request, including (i) the documents contemplated by Article VI of the Purchase Agreements and (ii) a financing statement reasonably satisfactory to the Transferee to evidence and perfect the sale, contribution, assignment, transfer, conveyance and grant of the Transferred Assets pursuant to Section 2.1 and the back-up security interest granted pursuant to Section 2.1(d).

Section 6.3                                    Closing Deliverables of the Transferee.  At the Closing, the Transferee shall deliver or cause to be delivered to the Transferor the following:

(a)                                 the Purchase Price in accordance with Section 2.2; and

(b)                                 such other certificates, documents and financing statements as the Transferor may reasonably request.

ARTICLE VII
INDEMNIFICATION

Section 7.1                                    Indemnification by the Transferor.  The Transferor agrees to indemnify and hold each of the Transferee and its Affiliates (other than the Transferor) and any and all of their respective partners, directors, managers, members, officers, employees, agents and controlling persons (each, a “Transferee Indemnified Party”) harmless from and against, and to pay to each Transferee Indemnified Party the amount of, any and all Losses awarded against or incurred or suffered by such Transferee Indemnified Party, whether or not involving a third party claim, demand, action or proceeding, arising out of (i) any breach of any representation, warranty or certification made by the Transferor in any of the Transaction Documents to which the Transferor is party or certificates given by the Transferor to the Transferee in writing pursuant to this Sale and Contribution Agreement or any other Transaction Document, (ii) any breach of or default under any covenant or agreement by the Transferor to the Transferee pursuant to any Transaction Document to which the Transferor is party and (iii) any fees, expenses, costs, liabilities or other amounts incurred or owed by the Transferor to any brokers, financial advisors or comparable other Persons retained or employed by it in connection with the transactions contemplated by this Sale and Contribution Agreement; provided, however, that the foregoing shall exclude any indemnification to any Transferee Indemnified Party (A) that has the effect of imposing on the Transferor any recourse liability for Collaboration Payments because of the insolvency or other creditworthiness problems of the Counterparty or the insufficiency of the Collaboration Payments, whether as a result of the amount of cash flow arising from sales or licensing of the Products or otherwise, unless resulting from the failure of the Transferor to perform its obligations under this Sale and Contribution Agreement, (B) that results from the bad faith, gross negligence or willful misconduct of such Transferee Indemnified Party or (C) to the extent resulting from the failure of any Person other than the Transferor to perform any of its obligations under any of the Transaction Documents.  In addition to the foregoing obligations of the Transferor, the Transferor agrees to pay to the Transferee on demand all reasonable costs and expenses incurred by the Transferee in connection with the enforcement of the Transaction Documents against the Transferor or any Affiliates of the Transferor.  Any amounts due to any

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Transferee Indemnified Party hereunder shall be payable by the Transferor to such Transferee Indemnified Party upon demand.

Section 7.2                                    Procedures.  If any claim, demand, action or proceeding (including any investigation by any Governmental Authority) shall be brought or alleged against an indemnified party in respect of which indemnity is to be sought against an indemnifying party pursuant to Section 7.1, the indemnified party shall, promptly after receipt of notice of the commencement of any such claim, demand, action or proceeding, notify the indemnifying party in writing of the commencement of such claim, demand, action or proceeding, enclosing a copy of all papers served, if any; provided, that the omission to so notify such indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party under Section 7.1 unless, and only to the extent that, the indemnifying party is actually prejudiced by such omission.  In the event that any such action is brought against an indemnified party and it notifies the indemnifying party of the commencement thereof in accordance with this Section 7.2, the indemnifying party will be entitled, at the indemnifying party’s sole cost and expense, to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Article VII for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  In any such proceeding, an indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (a) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (b) the indemnifying party has assumed the defense of such proceeding and has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party or (c) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them based on the advice of counsel to the indemnifying party.  It is agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to local counsel where necessary) for all such indemnified parties.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any Loss by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or discharge of any claim or pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement, compromise or discharge, as the case may be, (i) includes an unconditional written release of such indemnified party, in form and substance reasonably satisfactory to the indemnified party, from all liability on claims that are the subject matter of such claim or proceeding, (ii) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any indemnified party and (iii) does not impose any continuing material obligation or restrictions on any indemnified party.

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Section 7.3                                    Exclusive Remedy.  Except in the case of fraud or intentional breach, following the Closing, the indemnification afforded by this Article VII shall be the sole and exclusive remedy for any and all Losses awarded against or incurred or suffered by a party hereto in connection with the transactions contemplated by the Transaction Documents, including with respect to any breach of any representation, warranty or certification made by a party hereto in any of the Transaction Documents or certificates given by a party hereto in writing pursuant hereto or thereto or any breach of or default under any covenant or agreement by a party hereto pursuant to any Transaction Document.  Notwithstanding anything in this Sale and Contribution Agreement to the contrary, in the event of any breach or failure in performance of any covenant or agreement contained in any Transaction Document, the non-breaching party shall be entitled to specific performance, injunctive or other equitable relief pursuant to Section 8.2.

ARTICLE VIII
MISCELLANEOUS

Section 8.1                                    Survival.  All representations, warranties and covenants made herein and in any other Transaction Document or any certificate delivered pursuant to this Sale and Contribution Agreement shall survive the execution and delivery of this Sale and Contribution Agreement and the Closing.  The rights hereunder to indemnification, payment of Losses or other remedies based on such representations, warranties and covenants shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time (whether before or after the execution and delivery of this Sale and Contribution Agreement or the Closing) in respect of the accuracy or inaccuracy of or compliance with, any such representation, warranty or covenant.  The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant, shall not affect the rights hereunder to indemnification, payment of Losses or other remedies based on such representations, warranties and covenants.

Section 8.2                                    Specific Performance.  Each of the parties hereto acknowledges that the other party hereto will have no adequate remedy at law if it fails to perform any of its obligations under any of the Transaction Documents.  In such event, each of the parties hereto agrees that the other party hereto shall have the right, in addition to any other rights it may have (whether at law or in equity), to specific performance of this Sale and Contribution Agreement.

Section 8.3                                    Notices.  All notices, consents, waivers and other communications hereunder shall be in writing and shall be effective (a) upon receipt when sent through the mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (b) upon receipt when sent by an overnight courier, (c) on the date personally delivered to an authorized officer of the party to which sent or (d) on the date transmitted by facsimile or other electronic transmission with a confirmation of receipt, in all cases, with a copy emailed to the recipient at the applicable address, addressed to the recipient as follows:

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if to the Transferor (including as Servicer under the Servicing Agreement), to:

Theravance, Inc.
901 Gateway Boulevard
South San Francisco, CA 94080
Attention:  Bradford J. Shafer, Senior Vice President & General Counsel
Facsimile: (650) 808-6095
Email: bshafer@theravance.com

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, NY 10036
Attention:  David Midvidy
Facsimile: (917) 777-2089
E-Mail:  david.midvidy@skadden.com

if to the Transferee, to:

LABA Royalty Sub LLC
901 Gateway Boulevard
South San Francisco, CA 94080
Attention:  Bradford J. Shafer, Senior Vice President & General Counsel
Facsimile: (650) 808-6095
Email: bshafer@theravance.com

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, NY 10036
Attention:  David Midvidy
Facsimile: (917) 777-2089
E-Mail:  david.midvidy@skadden.com

Each party hereto may, by notice given in accordance herewith to the other party hereto, designate any further or different address to which subsequent notices, consents, waivers and other communications shall be sent.

Section 8.4                                    Successors and Assigns.

(a)                                 The Transferor shall not assign or otherwise transfer this Sale and Contribution Agreement without the prior written consent of the Transferee, except that the Transferor may assign this Sale and Contribution Agreement, in whole or in part, without the consent of the Transferee to (A) an acquirer of the Transferor or a successor to all or substantially all of the assets of the Transferor, whether by merger, sale of stock, sale of assets or other similar transaction, if the surviving or continuing or acquiring entity assumes (either

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expressly or by operation of law) all of the obligations of the Transferor under this Sale and Contribution Agreement or (B) an “Affiliate” (as defined for this purpose in the Counterparty Agreement) of the Transferor for so long as such Affiliate remains an Affiliate of the Transferor and if the Transferor guarantees the performance of this Sale and Contribution Agreement by such Affiliate.  Notwithstanding the foregoing, the Transferor may assign or otherwise transfer any of the rights or obligations retained by it pursuant to this Sale and Contribution Agreement, including its right to all or part of the amounts paid by the Counterparty pursuant to the Counterparty Agreement (other than the Retained Royalty Payments), to any Person at any time without the consent of the Transferee so long as the Transferor has determined that such assignment or transfer is in compliance with the Counterparty Agreement.

(b)                                 Except as provided in Section 8.15, any assignment or transfer of this Sale and Contribution Agreement by the Transferee shall require the prior written consent of the Transferor.  The Transferor shall be under no obligation to reaffirm any representations, warranties or covenants made in this Sale and Contribution Agreement or any of the other Transaction Documents or take any other action in connection with any such assignment by the Transferee.

(c)                                  Subject to the terms and conditions of this Section 8.4, this Sale and Contribution Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns.  Any purported assignment or other transfer in violation of this Section 8.4 shall be void ab initio and of no force or effect.

Section 8.5                                    Independent Nature of Relationship.  Except for any Capital Securities of the Transferee held by the Transferor and the Transferor’s role as Servicer under the Servicing Agreement, the relationship between the Transferor and the Transferee is solely that of transferor and transferee, and neither the Transferor nor the Transferee has any fiduciary or other special relationship with the other party hereto or any of its Affiliates.  Nothing contained herein or in any other Transaction Document shall be deemed to constitute the Transferor and the Transferee as a partnership, an association, a joint venture or any other kind of entity or legal form.

Section 8.6                                    Entire Agreement.  This Sale and Contribution Agreement, together with the Exhibits hereto (which are incorporated herein by reference) and the other Transaction Documents, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties hereto with respect to the subject matter of this Sale and Contribution Agreement.  No representation, inducement, promise, understanding, condition or warranty not set forth herein (or in the Exhibits hereto or the other Transaction Documents) has been made or relied upon by either party hereto.  Except as described in Section 8.11 and Section 8.15, neither this Sale and Contribution Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto and the other Persons referenced in Article VII any rights or remedies hereunder.

Section 8.7                                    Governing Law; Submission to Jurisdiction.

(a)                                 THIS SALE AND CONTRIBUTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL

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SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b)                                 Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Sale and Contribution Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by Applicable Law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

(c)                                  Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Sale and Contribution Agreement in any court referred to in Section 8.7(b).  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                                 Each of the parties hereto irrevocably consents to service of process in the manner provided for notices in Section 8.3.  Nothing in this Sale and Contribution Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.  Each of the parties hereto waives personal service of any summons, complaint or other process, which may be made by any other means permitted by New York law.

Section 8.8                                    Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SALE AND CONTRIBUTION AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SALE AND CONTRIBUTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.8.

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Section 8.9                                    Severability.  If one or more provisions of this Sale and Contribution Agreement are held to be invalid, illegal or unenforceable by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Sale and Contribution Agreement, which shall remain in full force and effect, and the parties hereto shall replace such invalid, illegal or unenforceable provision with a new provision permitted by Applicable Law and having an economic effect as close as possible to the invalid, illegal or unenforceable provision.  Any provision of this Sale and Contribution Agreement held invalid, illegal or unenforceable only in part or degree by a court of competent jurisdiction shall remain in full force and effect to the extent not held invalid, illegal or unenforceable.

Section 8.10                             Counterparts.  This Sale and Contribution Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.  Any counterpart may be executed by facsimile or other electronic transmission, and such facsimile or other electronic transmission shall be deemed an original.

Section 8.11                             Amendments; No Waivers.  Neither this Sale and Contribution Agreement nor any term or provision hereof may be amended, supplemented, restated, waived, changed or modified except with the written consent of the parties hereto; provided, that unless (i) the amendment or other modification is solely for purposes of correcting a technical error, inconsistency or ambiguity, conforming this Sale and Contribution Agreement to the Memorandum, adding to the covenants or agreements to be observed by the Transferee for the benefit of the Noteholders, complying with the requirements of the SEC or any other regulatory body or any Applicable Law or (ii) the amendment or other modification does not adversely affect the interests of the Noteholders in any material respect as confirmed in an Officer’s Certificate of the Transferee, the Transferee shall provide at least ten (10) Business Days’ prior written notice of the amendment or other modification to the Noteholders and the amendment or the modification shall not be effective if the Controlling Party notifies the Transferee within such ten (10) Business Day period that it would be materially adversely affected by the amendment or other modification and does not consent to the amendment or other modification; provided, further, that the consent of the Controlling Party shall not be required if such amendment or other modification only addresses the disposition of funds in the Concentration Account other than the Retained Royalty Payments as certified in an Officer’s Certificate delivered by the Issuer to the Controlling Party on or prior to the execution and delivery of such amendment or other modification.  The Noteholders shall be third party beneficiaries of this Sale and Contribution Agreement for purposes of this provision.  No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  No notice to or demand on either party hereto in any case shall entitle it to any notice or demand in similar or other circumstances.  No waiver or approval hereunder shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions.  No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 8.12                             Limited Recourse.  The Transferor accepts that the enforceability against the Transferee of any obligations of the Transferee hereunder shall be limited to the Collateral.

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Once all such Collateral has been realized upon and such Collateral has been applied in accordance with the Indenture, any outstanding obligations of the Transferee to the Transferor hereunder shall be extinguished.  The Transferor further agrees that it shall take no action against any employee, director, officer or administrator of the Transferee in relation to this Sale and Contribution Agreement; provided, that nothing herein shall limit the Transferee (or its permitted successors or assigns) from pursuing claims, if any, against any such Person; provided, further, that the foregoing shall not in any way limit, impair or otherwise affect any rights of the Transferor to proceed against any employee, director, officer or administrator of the Transferee (a) for intentional and willful fraud or intentional and willful misrepresentations on the part of or by such employee, director, officer or administrator or (b) for the receipt of any distributions or payments to which the Transferor or any successor in interest is entitled.

Section 8.13                             Cumulative Remedies.  The remedies herein provided are cumulative and not exclusive of any remedies provided by Applicable Law.

Section 8.14                             Table of Contents and Headings.  The Table of Contents and headings of the Articles and Sections of this Sale and Contribution Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 8.15                             Acknowledgment and Agreement.  The Transferor expressly acknowledges and agrees that a portion of the Transferee’s right, title and interest in, to and under this Sale and Contribution Agreement shall be pledged and assigned to the Trustee as collateral by the Transferee pursuant to the Indenture, and the Transferor consents to such pledge and assignment.  Each of the parties hereto acknowledges and agrees that the Trustee, acting on behalf of the Noteholders, is a third party beneficiary of the rights of the Transferee arising hereunder that have been assigned and pledged to the Trustee under the Indenture, which rights may be enforced by the Trustee only so long as an Event of Default has occurred and is continuing and the Trustee is exercising remedies under the Indenture, in each case (if required thereunder) at the Direction of the Controlling Party.  In all other cases, the Transferee shall have the right to give and withhold consents and exercise or refrain from exercising rights and remedies hereunder.  The Trustee shall also be a third party beneficiary of this Sale and Contribution Agreement in order to permit the Trustee to exercise such other rights as are granted to the Trustee hereunder.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

22

IN WITNESS WHEREOF, the parties hereto have executed this Sale and Contribution Agreement as of the day and year first written above.

THERAVANCE, INC.

By:	/s/ Rick E Winningham
	Name:	Rick E Winningham
	Title:	Chairman and Chief Executive Officer

LABA ROYALTY SUB LLC

By:	/s/ Bradford J. Shafer
	Name:	Bradford J. Shafer
	Title:	Secretary

EXHIBIT A

FORM OF COUNTERPARTY INSTRUCTION

April 17, 2014

VIA FACSIMILE

Glaxo Group Limited

Glaxo Wellcome House

Berkeley Avenue

Greenford

Middlesex UB6 0NN

United Kingdom

Attn:  Company Secretary

Facsimile: 011 44 208-047-6912

GlaxoSmithKline plc

980 Great West Road

Brentford

Middlesex

TW8 9GS

United Kingdom

Attn:  Corporate Law

Facsimile: 011 44 208-047-6912

GlaxoSmithKline plc

980 Great West Road

Brentford

Middlesex

TW8 9GS

United Kingdom

Attn:  Vice President, Worldwide Business Development

Facsimile: 011 44 208-990-8142

Ladies and Gentlemen:

Reference is hereby made to that certain Collaboration Agreement (as amended, the “Collaboration Agreement”), dated November 14, 2002, between Theravance, Inc., a Delaware corporation (“Theravance”), and Glaxo Group Limited, a private company limited by shares registered under the laws of England and Wales (“GSK”).

You are hereby irrevocably and unconditionally directed to make all payments of royalties and other payments due under the Collaboration Agreement to Theravance by GSK on or after April 1, 2014 by wire transfer in United States dollars to the following account:

Bank Name:  U.S. Bank National Association
ABA Number: 091 000 022
Account Number: 6745037900
Account Name: LABA Royalty Sub LLC — Concentration Account
Attention: Jo-Ann L. Shaw

In addition, you are hereby irrevocably and unconditionally instructed to send all reports or other notices sent or required to be sent to Theravance pursuant to the Collaboration Agreement, including the reports produced by GSK pursuant to Section 6.4.2 of the Collaboration Agreement, to the following parties at the following addresses, beginning immediately:

LABA Royalty Sub LLC
901 Gateway Boulevard
South San Francisco, CA 94080
Attention:  Bradford J. Shafer, Senior Vice President & General Counsel
Facsimile: (650) 808-6095
Email: bshafer@theravance.com

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, NY 10036
Attention:  David Midvidy
Facsimile: (917) 777-2089
E-Mail:  david.midvidy@skadden.com

Theravance, Inc., as Servicer
901 Gateway Boulevard
South San Francisco, CA 94080
Attention:  Bradford J. Shafer, Senior Vice President & General Counsel
Facsimile: (650) 808-6095
Email: bshafer@theravance.com

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, NY 10036
Attention:  David Midvidy
Facsimile: (917) 777-2089
E-Mail:  david.midvidy@skadden.com

Thank you for your cooperation regarding this matter.

Very truly yours,

THERAVANCE, INC.

By:
Name:
Title:

EXHIBIT B

TRC LLC RIGHTS AND OBLIGATIONS

The rights, benefits and obligations set forth below shall constitute “TRC LLC Rights and Obligations” under the Sale and Contribution Agreement (the “Sale and Contribution Agreement”), dated as of April 17, 2014, by and between Theravance, Inc., a Delaware corporation (“Theravance”) and LABA Royalty Sub LLC (the “Issuer”), a Delaware limited liability company.  The TRC LLC Rights and Obligations shall not be sold or contributed to the Issuer pursuant to the Sale and Contribution Agreement.

1.                                      The obligation of TRC LLC pursuant to Section 2.1 of the Collaboration Agreement to license to GSK any Theravance Patents, Theravance Know-How and Theravance’s rights in the Joint Inventions to the extent any such assets are included in the Assigned Assets assigned to TRC LLC pursuant to the Agreement.

2.                                      The right to grant the prior written consent to any sublicense or subcontract relating to the development or manufacture of any Assigned Collaboration Product pursuant to Section 2.2 of the Collaboration Agreement, and to require GSK to secure all appropriate covenants, obligations and rights from any such sublicensee or subcontractor relating to such sublicense or subcontract.

3.                                      The right to enforce the obligations of GSK with respect to trademark and housemarks under Section 2.3 of the Collaboration Agreement to the extent such obligations relate to any Assigned Collaboration Product and the obligation to perform the obligations of Theravance under Section 2.3 of the Collaboration Agreement to the extent relating to the Assigned Collaboration Products.  For the avoidance of doubt, TRC LLC shall own all Theravance Inventions invented after the Contribution Date that relate primarily to the Assigned Collaboration Products and shall have a non-exclusive license to all Joint Inventions invented after the Contribution Date to the extent useful in the development and commercialization of the Assigned Collaboration Products.

4.                                      The right to enforce GSK’s obligations to use Diligent Efforts, as modified pursuant to Section 3.1 of the Collaboration Amendment Agreement, to the extent relating to any Assigned Collaboration Product.

5.                                      The right to require GSK to bear costs and expenses pursuant to Section 4.2.2 of the Collaboration Agreement to the extent such costs and expenses relate to Assigned Collaboration Products.

6.                                      The right to receive update reports pursuant to Section 4.2.3(c) of the Collaboration Agreement to the extent such reports relate to Assigned Collaboration Products.

7.                                      The right to enforce GSK’s obligations pursuant to Section 4.2.4 of the Collaboration Agreement to the extent relating to the Development of Assigned Collaboration Products.

8.             The right to enforce GSK’s obligations pursuant to Section 4.5.2. of the Collaboration Agreement to the extent relating to any GSK Discontinued Compound to the extent such compound is an Assigned Collaboration Product.

9.             The right to receive a Theravance Discontinued Compound that is reverted pursuant to Section 4.5.3 of the Collaboration Agreement to the extent such compound is an Assigned Collaboration Product, provided that TRC LLC shall comply with the obligations with respect to such reverted compound set forth in such section.

10.          The right to enforce GSK’s obligations pursuant to, and the obligation to comply with, Section 4.5.4 of the Collaboration Agreement to the extent there is an Assigned Collaboration Product being Developed under the Collaboration Agreement.

11.          The right to require GSK to Commercialize Assigned Collaboration Products pursuant to Article 5 of the Collaboration Agreement, including the right to enforce GSK’s obligation to bears costs and expenses pursuant to Section 5.3.1 of the Collaboration Agreement to the extent related to Assigned Collaboration Products and to receive any reports relating thereto pursuant to Article 5, as modified by the Collaboration Amendment Agreement.

12.          The obligation to comply with Section 5.3.3 of the Collaboration Agreement to the extent it applies to Assigned Collaboration Products.

13.          The right to receive all milestone payments payable by GSK pursuant to Section 6.2.2 of the Collaboration Agreement relating to Assigned Collaboration Products.

14.          The obligation to make all milestone payments payable pursuant to Section 6.2.3 of the Collaboration Agreement relating to Assigned Collaboration Products.

15.          The right to receive and the obligation to deliver notices of Development Milestones pursuant to Section 6.2.4 of the Collaboration Agreement relating to Assigned Collaboration Products.

16.          The right to receive all royalties payable by GSK pursuant to Section 6.3 of the Collaboration Agreement relating to Assigned Collaboration Products.

17.          The right to enforce the obligations of GSK pursuant to Section 6.4 through 6.10 of the Collaboration Agreement with respect to royalties payable by GSK relating to Assigned Collaboration Products.

18.          The right to enforce the obligations of GSK, and the obligation to perform the obligations of Theravance, pursuant to Article 7 of the Collaboration Agreement with respect to promotional materials and samples relating to the Assigned Collaboration Products.

19.          The right to enforce the obligations of GSK, and the obligation to perform the obligations of Theravance, pursuant to Article 8 of the Collaboration Agreement with respect to regulatory matters relating to the Assigned Collaboration Products.

20.          The right to enforce the obligations of GSK pursuant to Article 9 of the Collaboration Agreement with respect to orders, supply and returns relating to the Assigned Collaboration Products.

21.          The right to enforce the obligations of GSK pursuant to Article 10 of the Collaboration Agreement to the extent applicable to the Assigned Collaboration Products, and the obligation to comply with the confidentiality and use restrictions applicable to Confidential Information in Section 10.1 of the Collaboration Agreement (including Section 10.5 thereof) to the extent relating to Confidential Information received by TRC LLC, subject to the permitted disclosure and use restriction set forth in Section 10.2 of the Collaboration Agreement.

22.          The obligation to comply with the restrictions on publications and public announcements in Sections 10.3 and 10.4 of the Collaboration Agreement, respectively, to the extent relating to Confidential Information received by TRC LLC.

23.          The obligation to comply with Section 11.4 of the Collaboration Agreement and the right to enforce the obligations of GSK pursuant to Section 11.4 of the Collaboration Agreement, in each case to the extent applicable to the rights and obligations under the Collaboration Agreement assigned to TRC LLC relating to the Assigned Collaboration Products, including the rights and benefits specified on this Exhibit B.

24.          The right to be indemnified by GSK pursuant to Section 12.1 of the Collaboration Agreement, subject to the limitations and conditions contained therein, relating to the rights and benefits assigned to it relating to the Assigned Collaboration Products, including the rights and benefits specified on this Exhibit B.

25.          The obligation to indemnify GSK and others pursuant to Section 12.2 of the Collaboration Agreement, subject to the limitations and conditions contained therein, for Losses relating to the Liabilities assumed by TRC LLC.

26.          The obligations pursuant to Section 13.1.1 of the Collaboration Agreement to prosecute and maintain Theravance Patents and related applications to the extent they primarily relate to the Assigned Collaboration Products and the right to enforce GSK’s obligations to pay out-of-pocket costs and expenses pursuant to such section.

27.          The right to enforce the obligations of GSK, and perform the obligations of Theravance, pursuant to Section 13.1.2 of the Collaboration Agreement to prosecute and maintain Patents covering Joint Inventions, to the extent primarily related to Assigned Collaboration Products.

28.          The right to enforce the obligations of GSK pursuant to Section 13.1.3 of the Collaboration Agreement to prosecute and maintain GSK Patents and related applications to the extent primarily related to an Assigned Collaboration Product.

29.          The right to (i) exercise the step-in rights pursuant to Section 13.1.5 of the Collaboration Agreement, to the extent such GSK Patents or claims primarily relate to an Assigned Collaboration Product, and (ii) require GSK to perform, and the obligation to perform, the rights and obligations of the Parties set forth in Sections 13.1.6 and 13.1.7, to the extent they relate to the Assigned Collaboration Products.

30.          The obligation to assist and cooperate, and the right to require GSK to assist or cooperate, with respect to Patent Infringement Claims pursuant to Section 13.2.1 of the Collaboration Agreement to the extent such claims primarily relate to an Assigned Collaboration Product.

31.          The rights to defend the infringement of a Theravance Patents pursuant to Section 13.2.2 of the Collaboration Agreement to the extent primarily related to an Assigned Collaboration Product.

32.          The right to join GSK as a party-plaintiff in an infringement action pursuant to Section 13.2.3 of the Collaboration Agreement to the extent that such action primarily relates to an Assigned Collaboration Product.

33.          The right to receive, and the obligation to give, a Hatch-Waxman Certification under Section 13.3 of the Collaboration Agreement to the extent the GSK Patent or Theravance Patent which is the subject of such notice primarily relates to an Assigned Collaboration Product.

34.          The right to receive and the obligation to give assistance pursuant to Section 13.4 of the Collaboration Agreement with respect to a legal action covered by Article 13 of the Collaboration Agreement to the extent such legal action primarily relates to an Assigned Collaboration Product.

35.          The right and obligation to give written consent with respect to a suit pursuant to Section 13.5 of the Collaboration Agreement to the extent such suit primarily relates to an Assigned Collaboration Product.

36.          The right to terminate the Collaboration Agreement pursuant to Section 14.2 of the Collaboration Agreement if GSK materially breaches or defaults in the performance of any obligations under the Collaboration Agreement, subject to the cure rights specified therein, if such breach or default relates to an Assigned Collaboration Product; provided that such right may only be exercised with the consent of each of Theravance and the Issuer (so long as it retains a portion of the Collaboration Agreement) and all assignees to which portions of the Collaboration Agreement have been assigned; and provided, further, that such condition on the right to terminate will not limit any other available rights or remedies.

37.          The right to dispute GSK’s termination of a Terminated Development Collaboration Product pursuant to Section 14.3 of the Collaboration Agreement, if such product is an Assigned Collaboration Product.

38.         The right to dispute GSK’s termination of a Terminated Commercialized Collaboration Product pursuant to Section 14.4 of the Collaboration Agreement, if such product is an Assigned Collaboration Product.

39.          Upon termination of the Collaboration Agreement to which Section 14.6.1(a) of the Collaboration Agreement applies, the obligation to transfer data and materials related to specified Collaboration Products to the extent such products are Assigned Collaboration Products.

40.          Upon termination of the Collaboration Agreement to which Section 14.6.1(b) of the Collaboration Agreement applies, the right to receive (i) data and materials related to Theravance Compounds, (ii) regulatory filings, (iii) access rights, and (iv) rights to bring an action against GSK, in each case to the extent such compounds are Assigned Collaboration Products.

41.          Upon termination of the Collaboration Agreement to which Section 14.6.2 of the Collaboration Agreement applies, if the Collaboration Product terminated after initiation of the first Phase III Study with respect to such product is an Assigned Collaboration Product, the rights set forth in Sections 14.6.2(a) through (d) thereof, subject to Section 14.6.2(e) thereof.

42.          Upon termination of the Collaboration Agreement to which Section 14.6.3 of the Collaboration Agreement applies, if the Terminated Commercialized Collaboration Product is an Assigned Collaboration Product, the rights set forth in Sections 14.6.3(a) through (d) and (f) thereof, subject to Sections 14.6.3(e) thereof.

43.          Upon termination of the Collaboration Agreement to which Section 14.6.4 of the Collaboration Agreement applies, the right receive the (i) materials, (ii) regulatory filings, (iii) license filings and (iv) stock, as specified therein, and the right to limit further Development work by GSK, as specified therein, in each case to the extent such rights relate to an Assigned Collaboration Product.

44.          The right to receive royalties payable by GSK pursuant to Section 14.9, and the obligation to pay royalties to GSK after termination of the Collaboration Agreement pursuant to Section 14.9 thereof to the extent that the product giving rise to such payment obligation is developed and commercialized by TRC LLC.

Capitalized terms used and not otherwise defined in this Exhibit shall have the meaning given them in the Collaboration Agreement (the “Collaboration Agreement”), dated November 14, 2002, between Theravance, Inc., a Delaware corporation (“Theravance”) and Glaxo Group Limited, a private company limited by shares registered under the laws of England and Wales (“GSK”), as amended.

The following terms as used herein shall have the following meanings:

“Action” shall mean any demand, action, cause of action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any federal, state, local, foreign or international Governmental Entity or any arbitration or mediation tribunal.

“Agreement” shall mean the limited liability company agreement of TRC LLC, to be dated on or about the Distribution Date, entered into by Theravance, as a member, Theravance Biopharma, Inc., a Cayman Islands exempted company, as a member, Theravance, as manager, and TRC LLC.

“Ancillary Agreements” shall mean all of the contracts, obligations, indentures, agreements, leases, purchase orders, commitments, permits, licenses, notes, bonds, mortgages, arrangements or undertakings (whether written or oral and whether express or implied) that are legally binding on either Theravance or Theravance Biopharma or any part of their property under applicable Law entered into in connection with the transactions contemplated hereby, including the Transition Services Agreement, Employee Matters Agreement, Tax Sharing and Indemnification Agreement, and Sublease Agreement, to be delivered by Theravance Biopharma and Theravance in connection with the Separation.

“ANOROTM” shall mean the Collaboration Product consisting of (a) the combination medicine comprising UMEC with VI, with no other therapeutically active component, and explicitly excluding either component as a monotherapy, and which is proposed, as of the date hereof, to be sold under the brand name “ANOROTM ELLIPTATM”, and (b) any and all product improvements, additional claims, line extensions, dosage changes and alternate delivery systems and formulations, in each case, with respect to only such combination medicine set forth in clause (a) comprising UMEC with VI, with no other therapeutically active component (and explicitly excluding either component as a monotherapy).

“Assigned Assets” shall mean:

(a)           All of Theravance’s rights, title and interest in and to the patents and patent applications related to Excluded Products other than the Retained Products, and any patents of addition, re-examinations, reissues, extensions, granted supplementary protection certifications, substitutions, confirmations, registrations, revalidations, revisions, additions and the like, of or to said patents and any and all divisionals, continuations and continuations-in-part, and any patents issuing therefrom, as well as any patent applications related thereto and all Actions against past, present, and future infringement, misappropriation, or other violation of the foregoing.

(b)           All of Theravance’s rights, title and interest in and to the Trademarks related to Excluded Products other than the Retained Products, together with (i) all common law rights to such Trademarks, (ii) the goodwill of the LLC Business symbolized by such Trademarks, (iii) all Actions for, or arising from any infringement, dilution, unfair competition, or other violation, including past infringement, dilution, unfair competition, or other violation, of such Trademarks, and (iv) all rights corresponding thereto throughout the world.

(c)           All of Theravance’s rights, title and interest in and to the domain names related to Excluded Products other than the Retained Products and all Actions against past, present, and future infringement, misappropriation, or other violation of the foregoing.

(d)           All U.S. and foreign copyrights and copyrightable subject matter related to the LLC Business (and not to the Theravance Business), whether registered or unregistered, published or unpublished, statutory or common law, including all related registrations, applications and common law rights, in any labels, product marketing materials or other copyrighted works related to the LLC Business and all Actions against past, present, and future infringement, misappropriation, or other violation of the foregoing.

(e)           All of Theravance’s rights, title and interest in and to any Intellectual Property, including trade secrets, not heretofore described in the definition of Assigned Assets that is reasonably likely to be used in the LLC Business (and not in the Theravance Business) and that Theravance in its sole discretion determines to assign to TRC LLC.

(f)            With respect to the Assigned Products, all (i) regulatory filings and approvals, registrations and governmental authorizations, (ii) each NDA, (iii) each IND or equivalent, (iv) all compliance notices, licenses and permits, (v) all applications to the FDA or the comparable foreign law or bodies in effect or pending at the Effective Time, and (vi) all materials and information relating to the FDA and other Governmental Approvals for the LLC Business, and all information contained therein (collectively, the “Registrations”).

(g)           All Books and Records.

(h)           All pre-clinical and clinical data related to the LLC Business (and not to the Theravance Business) and which is contained in Theravance’s databases or otherwise in Theravance’s possession or control.

(i)            All of Theravance’s rights, title and interest in and to the Clinical Trial Materials to the extent not related to the Theravance Business.

(j)            All of Theravance’s rights, title and interest in and to the Clinical Trial Study Reports to the extent not related to the Theravance Business.

(k)           All of Theravance’s rights, title and interest in and to any and all other assets that primarily relate to the Assigned Drug Programs or Assigned Products (and not to the Theravance Business) or that otherwise are expressly contemplated by the Agreement to be transferred by Theravance to TRC LLC.

“Assigned Collaboration Product” shall mean each Collaboration Product and any other compound that has been, is currently or may in the future be developed or commercialized under the Collaboration Agreement other than Retained Products.

“Assigned Drug Programs” shall mean (i) the rights and obligations of Theravance under the GSK Agreements relating to the Assigned Products, (ii) the Liabilities of Theravance under the GSK Agreements relating to the Assigned Products and (iii) the Assigned Assets and Assumed Liabilities.

“Assigned Products” shall mean, individually and collectively, each Assigned Collaboration Product and each Assigned Strategic Alliance Product.

“Assigned Strategic Alliance Product” shall mean each Alliance Product (as defined in the Strategic Alliance Agreement) and any other compound that has been, is currently or may in the future be developed or commercialized under the Strategic Alliance Agreement (it being understood, for the avoidance of doubt, that the Retained Products are not Assigned Strategic Alliance Products).

“Assumption” shall mean, at the Contribution Time, TRC LLC’s acceptance, assumption, or, as applicable, retention of (A) all Liabilities under the Strategic Alliance Agreement, (B) all of the Liabilities under the Collaboration Agreement relating to the Assigned Collaboration Products, including the Liabilities specified in this Exhibit B, and (C) the Assumed Liabilities.

“Assumed Liabilities” shall mean:

(a)           All Liabilities under the Registrations arising after the Effective Time.

(b)           All other Liabilities primarily arising out of the Assigned Drug Programs or Assigned Products or otherwise arising out of the conduct of Theravance’s business solely to the extent relating to the conduct of the LLC Business or the Assigned Assets.

(c)           Any and all other Liabilities that may be assumed by Theravance upon (i) the agreement between Theravance and the Issuer and (ii) delivery by the Issuer of a certificate to the Trustee (as defined in Annex A to the Sale and Contribution Agreement) under the Indenture (as defined in Annex A to the Sale and Contribution Agreement) to the effect that the Assumption of such Liabilities by Theravance does not have an adverse effect on the Retained Royalty Payments (as defined in Annex A to the Sale and Contribution Agreement).

“Books and Records” shall mean books and records of the business, operations and accounts of an Assigned Product or TRC LLC to the extent not related to the Theravance Business.

“BREO®/RELVAR®” shall mean (a) the combination medicine comprising FF and VI, with no other therapeutically active component, and explicitly excluding either component as a monotherapy, and which is proposed, as of the date hereof, to be sold under the brand name “BREO® ELLIPTA®” in the United States and “RELVAR® ELLIPTA®” in the European Union and Japan, and (b) any and all product improvements, additional claims, line extensions, dosage changes and alternate delivery systems and formulations, in each case, with respect only to such combination medicine set forth in clause (a) comprising FF and VI, with no other therapeutically active component (and explicitly excluding either component as a monotherapy).

“Clinical Trial” shall mean a pre-clinical or clinical trial related to the Assigned Products.

“Clinical Trial Materials” shall mean the Assigned Products and the placebo for each of these products for use in Clinical Trials, whether in bulk, formulated or finished form and whether in existence at the Effective Time.

“Clinical Trial Study Reports” shall mean all reports or summaries of all data, records and documents resulting from the Clinical Trials.

“Collaboration Amendment Agreement” shall mean the Theravance Collaboration Agreement Amendment dated March 3, 2014 that amends the Collaboration Agreement.

“Contract” shall mean any contract, obligation, indenture, agreement, lease, purchase order, commitment, permit, license, note, bond, mortgage, arrangement or undertaking (whether written or oral and whether express or implied) that is legally binding on any Person or any part of its property under applicable Law, but excluding the Separation and Distribution Agreement and any Ancillary Agreement save as otherwise expressly provided in the Separation and Distribution Agreement or any Ancillary Agreement.

“Contribution Time” shall mean 11:59 p.m. Eastern Standard Time on the day which is two days before the Distribution Date (subject to the Distribution being effective on the Distribution Date).

“Distribution” shall mean Theravance’s distribution to holders of shares of the common stock, $0.01 par value per share, of Theravance, on a pro rata basis, all of the issued and outstanding common shares, par value $0.00001 per share, of Theravance Biopharma.

“Distribution Date” shall mean the date on which the Distribution to the stockholders of Theravance is effective.

“Effective Time” shall mean 11:59 p.m. Eastern Time on the day immediately preceding the Distribution Date.

“Employee Matters Agreement” shall mean that certain Employee Matters Agreement, to be dated on or about the Distribution Date, by and between Theravance and Theravance Biopharma.

“Excluded Products” shall mean any products developed under the Collaboration Agreement and under the Strategic Alliance Agreement.

“FF” shall mean the inhaled corticosteroid known as fluticasone furorate or an ester, salt or other noncovalent derivative thereof.

“Governmental Approvals” shall mean any notices, reports or other filings to be made, or any consents, registrations, approvals, permits or authorizations to be obtained from, any Governmental Entity.

“Governmental Entity” shall mean any federal, state, local, foreign or international court government department, commission, board, bureau, agency, official or other regulatory, administrative or governmental entity.

“GSK Agreements” shall mean the Collaboration Agreement and the Strategic Alliance Agreement, individually or collectively.

“IND” shall mean an investigational new drug application, including any amendments and supplements thereto, and all reports, correspondence and other submissions related thereto.

“Intellectual Property” shall mean all intellectual property and industrial property rights of any kind or nature, including all United States and foreign (a) patents, patent applications, patent disclosures, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions and extensions thereof, (b) Trademarks and all goodwill associated therewith, (c) copyrights and copyrightable subject matter, whether statutory or common law, registered or unregistered and published or unpublished, (d) rights of publicity, (e) moral rights and rights of attribution and integrity, (f) rights in Software, (g) trade secrets and all other confidential and proprietary information, know-how, inventions, improvements, processes, formulae, models and methodologies, (h) rights to domain names, (i) rights to personal information, (j) telephone numbers and internet protocol addresses, (k) applications and registrations for the foregoing, and (l) Actions against past, present, and future infringement, misappropriation, or other violation of the foregoing (and rights to bring such Actions).

“Law” shall mean any constitutional provision, law, statute, rule, regulation (including any stock exchange rule or regulation), ordinance, treaty, order, decree, license, permit, policy, guideline, consent, approval, certificate, judgment or decision of any governmental authority or any judgment, decree, injunction, writ, order or like action of any court or other judicial or quasi-judicial tribunal.

“Liabilities” shall mean any and all debts, liabilities, and obligations, whether accrued or fixed, known or unknown, absolute or contingent, matured or unmatured, reserved or unreserved, or determined or determinable of any kind or nature whatsoever, including those arising under any Law or Action, whether asserted or unasserted, or order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any governmental entity, and those arising under any Contract or any fines, damages or equitable relief which may be imposed in connection with any of the foregoing and including all costs and expenses related thereto.

“LLC Business” shall mean exercising all of the rights and benefits and performing and discharging all of the liabilities and obligations under (i) the Strategic Alliance Agreement and (ii) the Collaboration Agreement relating to the Assigned Collaboration Products.

“NDA” shall mean a new drug application, including any amendments or supplements thereto, and all reports, correspondence and other submissions related thereto.

“ParentCo Business” shall mean the pharmaceutical royalty management business of Theravance, other than the SpinCo Business, as conducted or proposed to be conducted by Theravance prior to or as of the Effective Time. For the avoidance of doubt, the ParentCo Business includes the management of Theravance’s rights to receive payments under the Collaboration Agreement and Strategic Alliance Agreement with respect to the Excluded Products, including as a result of ownership of the TRC Class A Units and TRC Class C Units, rights to receive distributions from TRC with respect to the TRC Class A Units and TRC Class C Units, and other assets, Contracts and Liabilities related the foregoing.

“Person” shall mean any natural person, firm, individual, corporation, business trust, joint venture, association, company, limited liability company, partnership, or other organization or entity, whether incorporated or unincorporated, or any governmental entity.

“Products” shall mean, individually and collectively, telavancin and all of the products under development, regardless of the state of development, by Theravance, other than the Excluded Products.

“Registrations” has the meaning set forth in the definition of “Assigned Assets.”

“Retained Product” means each of ANOROTM, BREO®/RELVAR® and VI Monotherapy.

“Separation” shall mean the separation of the ParentCo Business and the SpinCo Business into Theravance and Theravance Biopharma, respectively, by means of the transfer/assumption of certain assets and liabilities from Theravance to Theravance Biopharma or any of the SpinCo Subsidiaries.

“Separation and Distribution Agreement” shall mean the Separation and Distribution Agreement between Theravance and Theravance Biopharma, to be dated on or about the Distribution Date.

“Software” shall mean all computer programs (whether in source code, object code, or other form), algorithms, databases, compilations and data, and technology supporting the foregoing, and all documentation, including flowcharts and other logic and design diagrams, technical, functional and other specifications, and user manuals and training materials related to any of the foregoing.

“SpinCo Business” shall mean the business of Theravance related to (i) the discovery, development and commercialization of medicines and technologies related thereto, including the Products (but excluding the Excluded Products), as conducted or proposed to be conducted by Theravance prior to or as of the Effective Time and (ii) ownership of all of the TRC Class B Units and 6,375 TRC Class C Units.

“SpinCo Subsidiaries” shall mean Theravance Biopharma US, Inc., a Delaware corporation, Theravance Biopharma Antibiotics, Inc., a Cayman Islands exempted company, Theravance Biopharma R&D, Inc., a Cayman Islands exempted company, Theravance Biopharma R&D IP, LLC, a Delaware limited liability company, and Theravance Biopharma Antibiotics IP, LLC, a Delaware limited liability company.

“Strategic Alliance Agreement” shall mean that certain Strategic Alliance Agreement, dated as of March 30, 2004, by and between Theravance and GSK, including all amendments and supplements thereto (including the Theravance Strategic Alliance Agreement Amendment dated March 3, 2014.

“Sublease Agreement” shall mean that certain Sublease Agreement, to be dated on or about the Distribution Date, by and between Theravance and Theravance Biopharma.

“Tax Sharing and Indemnification Agreement” shall mean that certain Tax Sharing and Indemnification Agreement, to be dated on or about the Distribution Date, by and between Theravance and Theravance Biopharma.

“Theravance Biopharma” shall mean Theravance Biopharma, Inc., a Cayman Islands exempted company, its successors and/or permitted assigns.

“Theravance Business” shall mean any business within (i) the ParentCo Business (other than the portion thereof that is specific to the Assigned Products) or (ii) the SpinCo Business.

“Trademarks” shall mean all trademarks, service marks, trade names, names, slogans, taglines, logos, design marks, trade dress, product designs, and product packaging, including all applications for and registrations of the foregoing, and including those at common law.

“Transition Services Agreement” shall mean that certain Transition Services Agreement, to be dated on or about the Distribution Date, by and between Theravance and Theravance Biopharma.

“TRC Class A Units” shall mean the Class A membership units in TRC.

“TRC Class B Units” shall mean the Class B membership units in TRC.

“TRC Class C Units” shall mean the Class C membership units in TRC.

“TRC LLC” shall mean Theravance Respiratory Company, LLC, a Delaware limited liability company, its successors and/or permitted assigns.

“UMEC” shall mean the long-acting muscarinic antagonist umeclidinium bromide or an ester, salt or other non-covalent derivative thereof.

“VI” shall mean the long-acting beta2 agonist vilanterol or an ester, salt or other noncovalent derivative thereof.

“VI Monotherapy” shall mean (a) VI, solely as a monotherapy (i.e., excluding VI in combination with any one or more other therapeutically active component(s)), and (b) any and all product improvements, additional claims, line extensions, dosage changes and alternate delivery systems, in each case, with respect to only VI solely as a monotherapy (i.e., excluding VI in combination with any one or more other therapeutically active component(s)).

EXHIBIT C

REGULATORY APPROVALS

As of February 1, 2014

	ANORO		BREO/RELVAR
	Approved	Launched	Approved	Launched
US	✓		✓	✓
EU			✓	✓ (UK, Germany, Denmark)
Japan			✓	✓
Canada	✓		✓	✓
Chile			✓
Mexico			✓
New Zealand			✓
Switzerland			✓	✓

C-1